UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2024

J.JILL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38026	45-1459825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of Principal Executive Offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2024, J.Jill, Inc. (the “Company”) and Elm ST Advisors, LLC (“Elm Street”) entered into a consulting services agreement (the “Consulting Agreement”), pursuant to which Elm Street will assist the Company in developing enhanced operational strategies with a focus on growth opportunities. The Company will pay Elm Street an upfront fee of $200,000 and monthly installment payments of $300,000 for the term of the Consulting Agreement, which terminates on June 9, 2025. Elm Street will also be granted the option to purchase 100,000 shares of Company common stock subject to vesting during the term of the Consulting Agreement at the discretion of the Company upon achievement of certain milestones. The grant price of the options will be the closing price of Company shares on December 13, 2024.

Elm Street is owned by Jim Scully, who served as a director on the Company’s Board of Directors (the “Board”) until June 2024. As a result, in compliance with the Company’s Related Person Transaction Policy, the Consulting Agreement was reviewed and approved by the Board’s Audit Committee.

Item 2.02	Results of Operations and Financial Condition.

On December 11, 2024, the Company issued a press release to announce its financial results for the third quarter ended November 2, 2024. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2024, Claire Spofford, the Company’s President and Chief Executive Officer and director on the Board, notified the Board of her intent to retire effective April 15, 2025. Ms. Spofford will continue to serve in her current roles with the Company and on the Board through April 15, 2025 to facilitate a smooth transition.

Ms. Spofford’s retirement is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01	Regulation FD Disclosure.

On December 11, 2024, the Company issued a press release to announce the management transition disclosed above. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 6, 2024, the Board approved a share repurchase program (the “Share Repurchase Program”) under which the Company is authorized to repurchase up to an aggregate $25.0 million of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”), over the next two years through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Exchange Act.

The timing of any repurchases and the number of shares of Common Stock repurchased under the Share Repurchase Program are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions; the market price of the Common Stock; the Company’s earnings, financial condition, capital requirements and levels of indebtedness; legal requirements; and other considerations. The Share Repurchase Program does not obligate the Company to acquire any particular amount of Common Stock and may be modified, suspended or terminated at any time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of J.Jill, Inc., dated December 11, 2024

99.2	Press Release of J.Jill, Inc., dated December 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 11, 2024

J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President, Chief Financial and Operating Officer